FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Made2Manage Systems, Inc.
-------------------------
(Exact name of registrant as specified in its charter)

Indiana                                                      35-1665080
-------                                                      ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

9002 Purdue Road, Indianapolis, Indiana                      46268
---------------------------------------                      -----
(Address of Principal Executive Offices)                     (Zip Code)

Made2Manage Systems, Inc. 1999 Stock Option Plan
------------------------------------------------
(Full title of the plan)

Stephen R. Head, Made2Manage Systems, Inc.
9002 Purdue Road, Indianapolis, Indiana 46268
---------------------------------------------
(Name and address of agent for service)

(317) 532-7000
--------------
(Telephone number, including area code, of agent for service)


Calculation of Registration Fee
                                                                        Proposed
                                                Proposed                maximum
Title of securities         Amount to       maximum offering        aggregate offering           Amount of
to be registered(1)       be registered     price per unit(2)            price(2)            registration fee
-------------------       -------------     -----------------       ------------------       ----------------
Common Stock                 200,000              $6.83                 $1,366,000               $379.75

    (1) Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers such additional shares as may be issuable as a result of stock splits and stock dividends on, and similar capital changes to, the registered securities.

    (2) The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices for the shares of Common Stock as reported on the National Association of Securities Dealers Automatic Quotation System on August 16, 1999.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The  following  information   heretofore  filed  with  the  Securities  Exchange
Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

(a) The registrant's annual report on Form 10-K for the year ended December 31, 1998, File No. 000-23459.

(b) The description of the registrant's Common Stock and the Specimen Certificate for shares of Common Stock contained in the registrant's Registration Statement on Form S-1, dated November 24, 1997, File No. 333-38177.

In addition, all documents filed by the registrant or the Made2Manage Systems, Inc. 1999 Stock Option Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after December 31, 1998, and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee, or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's Articles of Incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation or Bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

Reference is made to Article 8 of the Articles of Incorporation of the registrant concerning indemnification of directors, officers, employees and agents. Such Article indemnifies the directors, officers, employees and agents to the fullest extent permitted by the IBCL.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index to Exhibits, page 8.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 19, 1999.

                                       MADE2MANAGE SYSTEMS, INC.



                                       By: /s/
                                           -------------------------------
                                           David B. Wortman, President and
                                           Chief Executive Officer



POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Stephen R. Head and David B. Wortman, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                                        Capacity
Signature                            With Registrant                      Date
---------                            ---------------                      ----

/s/                        President, Chief Executive Officer and        8/19/99
----------------------     Director (Principal Executive Officer)
David B. Wortman

/s/                        Vice President, Finance and                   8/19/99
----------------------     Administration, Chief Financial
Stephen R. Head            Officer, Secretary and Treasurer
                           (Principal Financial Officer and
                           Principal Accounting Officer)



/s/                        Chairman of the Board of Directors            8/19/99
----------------------
Ira Coron


/s/                        Director                                      8/19/99
----------------------
Michael P. Cullinane


/s/                        Director                                      8/19/99
----------------------
John M. Dillon


/s/                        Director                                      8/19/99
----------------------
Richard G. Halperin




Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 19, 1999.

                                      MADE2MANAGE SYSTEMS, INC.
                                      1999 STOCK OPTION PLAN



                                      By:/s/
                                         --------------------------------
                                         Stephen R. Head, Vice President,
                                         Finance and Administration

MADE2MANAGE SYSTEMS, INC.
Registration Statement
on
Form S-8

INDEX TO EXHIBITS
Exhibit Number
  Assigned in
Regulation S-K         Exhibit
   Item 601             Number                           Description of Exhibit
--------------         -------                           ----------------------
      (4)                4.01        Amended and Restated Articles of Incorporation of Made2Manage
                                     Systems, Inc. (Incorporated by reference to Exhibit 3.1 to
                                     Registration Statement on Form S-1, File No. 333-38177)

                                     Amended and Restated Code of By-Laws of Made2Manage Systems, Inc.
                         4.02        (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-38177)

                         4.03        Specimen   Certificate  for  Common Shares (Incorporated bya reference
                                     to  Exhibit  4.1  to   Registration Statement on Form S-1, File No.
                                     333-38177)

      (5)                5.01        Opinion of Ice Miller Donadio & Ryan

     (15)                            Not Applicable

     (23)               23.01        Consent of PricewaterhouseCoopers, LLP, independent public accountants

                        23.02        Consent of Ice Miller Donadio & Ryan (provided in Exhibit 5.01)

     (24)                            Power of Attorney (See Signature Page)

     (28)                            Not Applicable